Exhibit 10.12

LICENSE AGREEMENT

This Agreement, effective as of August 4, 1999 (the “Effective Date”), is by and between:

Hospital for Joint Diseases Orthopaedic Institute (hereinafter “HJD”), a corporation organized and existing under the laws of the State of New York and having a place of business at 301 East 17th Street, New York, New York  10003

AND

Orthogen Corporation (hereinafter “Orthogen”), a corporation organized and existing under the laws of the State of New Jersey having its principal office at 530 Morris Avenue, Suite 204, Springfield, New Jersey 07081.

RECITALS

WHEREAS, Drs. John Ricci and Harold Alexander, formerly of HJD and Dr. Sally Frenkel, currently of HJD (hereinafter “the HID Scientists”), and Dr. Charles Naiman of Orthogen, have made certain inventions relating to the control of cell and tissue growth on surfaces, all as more particularly described in pending U.S. patent applications and counterpart foreign patent applications co-owned by HJD and Orthogen, identified in annexed Appendix I and forming an integral part hereof (hereinafter “the Inventions”);

WHEREAS, subject to the terms and conditions hereinafter set forth, HJD is willing to grant to Orthogen and Orthogen is willing to accept from HJD the License (as hereinafter defined);

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.             Definitions.

a.                                       “Calendar Year” shall mean any consecutive period of twelve months commencing on the first day of January of any year.

b.                                      “Corporation Entity” shall mean any company or other legal entity controlling, controlled by or under common control of Orthogen.  For purposes of this definition the term “control” shall mean: (i) in the case of a corporate entity, the direct or indirect ownership of at least a majority of the stock or participating shares entitled to vote for the election of directors, (ii) in the case of a partnership, the power customarily held by a general partner to direct the management and policies of such partnership, or (iii) in the case of a joint venture, whether in corporate, partnership or other legal form, a more than nominal economic interest.

c.                                       “Date of First Commercial Sale” shall have the meaning set forth in Section 4.b. hereof.

d.                                      “Field” shall mean the control of tissue or cell growth on synthetic substrates.

e.                                       “License” shall mean the exclusive worldwide license to practice the Research Technology for the development, manufacture, use and sale of the Licensed Products (as hereinafter defined) in the Field.

f.                                         “Licensed Products” shall mean implants or cell growth systems, or any product or process to control cell growth on synthetic substrates, as covered by a claim of any unexpired HJD/Orthogen Joint Patent (as hereinafter defined) which has not been disclaimed or held invalid by a court of competent jurisdiction from which no appeal can be taken.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

g.                                      “Licensed Service” shall mean any service delivered, performed or provided by Orthogen or Corporation Entity which utilizes Licensed Products.

h.                                      “Net Sales” shall mean the total amount invoiced in connection with sales of the Licensed Products or Services to any person or entity that is not a Corporation Entity or a sublicensee of Orthogen or a Corporation Entity under the License, after deduction of all the following to the extent applicable to such sales;

i)                                         [***];

ii)                                      [***];

iii)                                   [***];

iv)                                  [***]; and

v)                                     [***].

i.                                          “HJD Know-How” shall mean the Inventions.

j.                                          “HJD/Orthogen Joint Patents” shall mean all United States and foreign patents and patent applications, and any divisions, continuations, in whole or in part, reissues, renewals and extensions thereof, and pending applications therefore which claim Inventions and which are identified on annexed Appendix I.

k.                                       “Research Technology” shall mean HJD rights in the Invention and all HJD/Orthogen Joint Patents and Know-How.

2.             Effective Date.

This Agreement shall be effective as of the Effective Date and shall remain in full force and effect until it expires or is terminated in accordance with Section 11 hereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.             Patents and Patent Applications.

a.                                       All costs and fees incurred in connection with all patent prosecution proceedings with respect to the HJD/Orthogen Joint Patents shall be borne solely by Orthogen.

b.                                      If at any time during the term of this Agreement Orthogen decides that it is undesirable, as to one or more countries, to prosecute or maintain any patents or patent applications within the HJD/Orthogen Joint Patents, it shall give prompt written notice thereof to HJD, and upon receipt of such notice Orthogen shall be released from its obligations to bear all of the expenses to be incurred thereafter as to such countries in conjunction with such patent(s) or patent application(s) and such patent(s) or application(s) shall be deleted from the Research Technology and HJD shall be free to grant non-exclusive rights in and to the Research Technology in such countries to third parties, without further notice or obligation to Orthogen, and Orthogen shall have non-exclusive rights to exploit the Research Technology in such countries.

4.             Grant of License.

a.                                       Subject to the terms and conditions hereinafter set forth, HJD hereby grants to Orthogen and Orthogen hereby accepts from HJD the License.

b.                                      The License granted to Orthogen in Section 4.a. hereto shall commence upon the Effective Date and shall remain in force on a country-by-country basis, if not previously terminated under the terms of this Agreement, for fifteen (15) years from the Date of First Commercial Sale in such country or until the expiration date of the last to expire of the HJD/Orthogen Joint Patents whichever shall be later.  Orthogen shall inform HJD in writing of the Date of First Commercial Sale

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

with respect to each Licensed Product and/or Service in each country as soon as practicable after the making of each such first commercial sale.

c.                                       Orthogen shall be entitled to grant sublicenses under the License on terms and conditions in compliance and not inconsistent with the terms and conditions of this Agreement (i) to a Corporation Entity or (ii) to other third parties for consideration and in an arms-length transaction.  All sublicenses shall only be granted by Orthogen under a written agreement, a copy of which shall be provided by Orthogen to HJD as soon as practicable after the signing thereof. Each sublicense granted by Orthogen hereunder shall be subject and subordinate to the terms and conditions of this License Agreement and shall contain (inter-alia) the following provisions:

(1)           the sublicense shall expire automatically on the termination of the License;

(2)           the sublicense shall not be assignable, in whole or in part;

(3)           the sublicensee shall not grant further sublicenses; and

(4)                                  the sublicense agreement shall include the text of Section 9 of this Agreement and shall state that HJD is an intended third party beneficiary of such sublicense agreement for the purpose of enforcing such indemnification and insurance provisions.

5.             Payments for License.

a.                                       In consideration for the grant and during the term of the License with respect to each Licensed Product or Service, Orthogen shall pay to HJD:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

i)                                         For a dental Licensed Product, a royalty of [***]% of the Net Sales of Orthogen, or any sublicensee of Orthogen (not being a Corporation Entity).

ii)                                      For a medical Licensed Product, a royalty of [***]% of the Net Sales of Orthogen, or any sublicensee of Orthogen (not being a Corporation Entity).

iii)                                   For a Licensed Service, a royalty of [***]% of the Net Sales of Orthogen.

iv)                                  [***]% of any monetary consideration, not based on Net Sales, received by Orthogen from a sublicensee of Orthogen (not being a Corporation Entity) under the terms of, or as a consideration for the grant of, a sublicense of any rights or for grant of an option to acquire such a sublicense.

b.                                      In the event that a patent license from a third party is necessary for the manufacture or sale of a Licensed Product, Orthogen shall be entitled to deduct from royalties which would otherwise be due HJD under Section 5.a. hereof, the amount of royalties which Orthogen must pay to such third party for such license. In no event, however, shall this deduction exceed [***] of the royalties otherwise due under this Agreement.

c.                                       For the purpose of computing the royalties due to HJD hereunder, the year shall be divided into two parts ending on June 30 and December 31.  Not later than [***] ([***]) days after each December and June in each Calendar Year during the term of the License, Orthogen shall submit to HJD a full and detailed report of royalties or payments due HJD under the terms of this Agreement for the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

preceding half year (hereinafter “the Half-Year Report”), setting forth the Net Sales and/or lump sum payments and all other payments or consideration from sublicensees upon which such royalties are computed and including at least

i)                                         the quantity of Licensed Products or Services used, sold, transferred or otherwise disposed of;

ii)                                      the selling price of each Licensed Product or Service;

iii)                                   the deductions permitted under subsection 1.h. hereof to arrive at Net Sales; and

iv)                                  the royalty computations and subject of payment.

If no royalties or other payments are due, a statement shall be sent to HJD stating such fact.  Payment of the full amount of any royalties or other payments due to HJD for the preceding half year shall accompany each Half-Year Report on royalties and payments. Orthogen shall keep for a period of at least six (6) years after the date of entry, full, accurate and compete books and records consistent with sound business and accounting practices and in such form and in such detail as to enable the determination of the amounts due to HJD from Orthogen pursuant to the terms of this Agreement.

d.                                      Within [***] ([***]) days after the end of each Fiscal Year, commencing on the Date of First Commercial Sale Orthogen shall furnish HID with a report (hereinafter “the Annual Report”), certified by an independent certified public accountant, relating to the royalties and other payments due to HID pursuant to this Agreement in respect of the Calendar Year covered by such Annual Report

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

and containing the same details as those specified in Section 5.c. above in respect of the Half-Year Report.

e.                                       On reasonable notice and during regular business hours, HJD or the authorized representative of HJD shall each have the right to inspect the books of accounts, records and other relevant documentation of Orthogen or of Corporation Entity and the sublicensees of Orthogen or of Corporation Entity insofar as they relate to the production, marketing and sale of the Licensed Products and Services, in order to ascertain or verify the amount of royalties and other payments due to HJD hereunder, and the accuracy of the information provided to HJD in the aforementioned reports.

f.                                         Beginning on January 1, 2002 and continuing thereafter until this Agreement shall terminate or expire, Orthogen agrees that if the total royalties paid to HJD under subsection 5.a. hereof for dental products do not amount to [***] dollars ($[***]) in 2002, [***] dollars ($[***]) in 2003 and [***] dollars ($[***]) each year thereafter, Orthogen will pay to HJD within [***] ([***]) days after the end of each such Calendar Year, as additional royalty, the difference between the amount of the total royalties paid to HJD by Orthogen for dental products in such Calendar Year and the appropriate annual minimum amount, failing which HJD shall have the right solely at its election, upon written notice to Orthogen, to terminate this Agreement with regard to dental products for cause.

g.                                      Beginning on January 1, 2005 and continuing thereafter until this Agreement shall terminate or expire, Orthogen agrees that if the total royalties paid to HJD under subsection 5.a. hereof for medical products do not amount to [***] dollars

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

($[***]) in 2005, [***] dollars ($[***]) in 2006 and [***] dollars ($[***]) each year thereafter, Orthogen will pay to HJD within [***] ([***]) days after the end of each such Calendar Year, as additional royalty, the difference between the amount of the total royalties paid to HJD by Orthogen for medical products in such Calendar Year and the appropriate annual minimum amount, failing which HJD shall have the right solely at its election, upon written notice to Orthogen, to terminate this Agreement with regard to medical products for cause.

6.             Method of Payment.

a.                                       Royalties due to HJD hereunder shall be paid to HJD in United States dollars. Any such royalties on or other payments relating to transactions in a foreign currency shall be converted into United States dollars based on the closing buying rate of the Morgan Guaranty Trust Company of New York applicable to transactions under exchange regulations for the particular currency on the last business day of the accounting period for which such royalty or other payment is due.

b.                                      Orthogen shall be responsible for payment to HJD of all royalties due on sale, transfer or disposition of Licensed Products or Services by Corporation Entity or by the sublicensees of Orthogen or of Corporation Entity.

7.             Development and Commercialization.

a.                                       Orthogen undertakes to use reasonable diligence to carry out a development plan, including but not limited to, the performance of all efficacy, pharmaceutical, safety, toxicological and clinical tests, trials and studies and all other activities necessary in order to obtain the approval of the FDA for the production, use and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

sale of the Licensed Products and Services.  Orthogen further undertakes to exercise due diligence and to employ its reasonable diligence to obtain or to cause its sublicensees to obtain, the appropriate approvals of the health authorities for the production, use and sale of the Licensed Products, in each of the other countries of the world in which Orthogen or its sublicensees intend to produce, use, and/or sell Licensed Products.

b.                                      Provided that applicable laws, rules and regulations require that the performance of the tests, trials, studies and other activities specified in subsection a. above shall be carried out in accordance with FDA Good Laboratory Practices and in a manner acceptable to the relevant health authorities, Orthogen shall carry out such tests, trials, studies and other activities in accordance with FDA Good Laboratory Practices and in a manner acceptable to the relevant health authorities. Furthermore, the Licensed Products and Services shall be produced in accordance with FDA Good Manufacturing Practice (“GMP”) procedures in a facility which has been certified by the FDA as complying with GMP, provided that applicable laws, rules and regulations so require.

c.                                       Orthogen undertakes to begin the regular commercial production, use, and sale of the Licensed Products and Services in good faith and as soon as is practicable in accordance with the development plan and to continue diligently thereafter to commercialize the Licensed Products and Services.

d.                                      If Orthogen shall not commercialize the Licensed Products or Services within a reasonable time frame, unless such delay is necessitated by FDA or other regulatory agencies, HJD shall notify Orthogen in writing of Orthogen’s failure to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

commercialize and shall allow Orthogen sixty (60) days to cure its failure to commercialize.  Orthogen’s failure to cure such delay to HJD’s reasonable satisfaction within such 60-day period shall be a material breach of this Agreement.

8.             Infringement of HJD/Orthogen Joint Patents.

a.                                       In the event a party to this Agreement acquires information that a third party is infringing one or more of the HJD/Orthogen Joint Patents, the party acquiring such information shall promptly notify the other party to the Agreement in writing of such infringement.

b.                                      In the event of an infringement of an HJD/Orthogen Joint Patent, Orthogen shall be privileged but not required to bring suit against the infringer.  Should Orthogen elect to bring suit against an infringer and HJD is joined as a party plaintiff in any such suit, HJD shall have the right to approve the counsel selected by Orthogen to represent Orthogen and HJD.  The expenses of such suit or suits that Orthogen elects to bring, including any expenses of HJD incurred in conjunction with the prosecution of such suit or the settlement thereof, shall be paid for entirely by Orthogen and Orthogen shall hold HJD free, clear and harmless from and against any and all costs of such litigation, including attorneys’ fees.  Orthogen shall not compromise or settle such litigation without the prior written consent of HID which shall not be unreasonably withheld.

c.                                       In the event Orthogen exercises the right to sue herein conferred, it shall have the right to first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

including reasonable attorneys’ fees, necessarily involved in the prosecution of any such suit, and if after such reimbursement, any funds shall remain from said recovery, Orthogen shall promptly pay to HJD an amount equal to [***] percent ([***]%) of such remainder and Orthogen shall be entitled to receive and retain the balance of the remainder of such recovery.

d.                                      If Orthogen does not bring suit against said infringer pursuant to Section 8.b. herein, or has not commenced negotiations with said infringer for discontinuance of said infringement, within [***] ([***]) days after receipt of such notice, HJD shall have the right, but shall not be obligated, to bring suit for such infringement. Should HJD elect to bring suit against an infringer and Orthogen is joined as a party plaintiff in any such suit, Orthogen shall have the right to approve the counsel selected by HJD to represent HJD and Orthogen, and HJD shall hold Orthogen free, clear and harmless from and against any and all costs and expenses of such litigation, including attorneys’ fees.  If Orthogen has commenced negotiations with an alleged infringer of the HJD/Orthogen Joint Patent for discontinuance of such infringement within such [***]-day period, Orthogen shall have an additional [***] ([***]) days from the termination of such initial [***]-day period to conclude its negotiations before HJD may bring suit for such infringement.  In the event HJD brings suit for infringement of any HJD/Orthogen Joint Patent, HJD shall have the right to first reimburse itself out of any sums recovered in such suit or settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees necessarily involved in the prosecution of such suit, and if after such reimbursement, any funds shall

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

remain from said recovery, HJD shall promptly pay to Orthogen an amount equal to [***] percent ([***]%) of such remainder and HJD shall be entitled to receive and retain the balance of the remainder of such recovery.

e.                                       Each party shall always have the right to be represented by counsel of its own selection in any suit for infringement of the HJD/Orthogen Joint Patents instituted by the other party to this Agreement under the terms hereof.  The expense of such counsel shall be borne by the party initiating such infringement suit.

f.                                         Orthogen agrees to cooperate fully with HJD at the request of HJD, including, by giving testimony and producing documents lawfully requested in the prosecution of any suit by HJD for infringement of the HJD/Orthogen Joint Patents; provided, HJD shall pay all reasonable expenses (including attorneys’ fees) incurred by Orthogen in connection with such cooperation.  HJD shall cooperate with Orthogen at the request of Orthogen, including by giving testimony and producing documents lawfully requested, in the prosecution of any suit by Orthogen for infringement of the HJD/Orthogen Joint Patents; provided, that Orthogen shall pay all reasonable expenses (including attorneys’ fees) incurred by HJD in connection with such cooperation.

9.             Liability and Indemnification.

a.                                       Orthogen shall indemnify, defend and hold harmless HJD and its trustees, officers, medical and professional staff, employees, students and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

connection with any claims, suits, actions, demands or judgments (i) arising out of the design, production, manufacture, sale, use in commerce or in human clinical trials, lease, or promotion by Orthogen or by a licenses, Corporation Entity or agent of Orthogen of any Licensed Product, process or service relating to, or developed pursuant to, this Agreement or (ii) arising out of any other activities to be carried out pursuant to this Agreement.

b.                                      With respect to an Indemnitee, Orthogen’s indemnification under subsection a.(i) of this Section 9 shall apply to any liability, damage, loss or expense whether or not it is attributable to the negligent activities of such Indemnitee.  Orthogen’s indemnification obligation under subsection a.(ii) of this Section 9 shall not apply to any liability, damage, loss or expense to the extent that it is attributable to the negligent activities of any such Indemnitee.

c.                                       Orthogen agrees, at its own expense, to provide attorneys reasonably acceptable to HJD to defend against any actions brought or filed against any Indemnitee with respect to the subject of indemnity to which such Indemnitee is entitled hereunder, whether or not such actions are rightfully brought.

10.           Security for Indemnification.

a.                                       At such time as any Licensed Product, process or service relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Orthogen or by a licensee, Corporation Entity or agent of Orthogen, Orthogen shall at its sole costs and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than $[***] per incident and $[***] annual

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

aggregate for dental products and not less than $[***] per incident and $[***] annual aggregate for medical products.  Such policies shall name the Indemnitees as additional insureds.  Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Orthogen’s indemnification under Section 9 of this Agreement.  If Orthogen elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $[***] annual aggregate) such self-insurance program must be acceptable to HJD.

The minimum amounts of insurance coverage required under this Section 10 shall not be construed to create a limit of Orthogen’s liability with respect to its indemnification under Section 9 of this Agreement.

b.                                      Orthogen shall provide HJD with written evidence of such insurance upon request of HJD.  Orthogen shall provide HJD with written noticed at least sixty (60) days prior to the cancellation, non-renewal or material change in such insurance; if Orthogen does not obtain replacement insurance providing comparable coverage within such sixty (60) day period, HJD shall have the right to terminate this Agreement effective at the end of such sixty (60) day period without notice or any additional waiting periods.

c.                                       Orthogen shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any product, process or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Orthogen or by a sublicensee, Corporation Entity or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

agent of Orthogen and (ii) a reasonable period after the period referred to in (c)(i) above which in no event shall be less than fifteen (15) years.

11.           Expiry and Termination.

a.                                       Unless earlier terminated pursuant to this Section 10 or Section 5.e., hereof, this Agreement shall expire upon the expiration of the period of the License in all countries as set forth in Section 4.b. above.

b.                                      At any time prior to expiration of this Agreement, either party may terminate this Agreement forthwith for cause, as “cause” is described below, by giving written notice to the other party.  Cause for termination by one party of this Agreement shall be deemed to exist if the other party materially breaches or defaults in the performance or observance of any of the provisions of this Agreement and such breach or default is not cured within sixty (60) days or, in the case of failure to pay any amounts due hereunder, thirty (30) days (unless otherwise specified herein) after the giving of notice by the other party specifying such breach or default, or if either HJD or Orthogen discontinues its business or becomes insolvent or bankrupt.

d.                                      Upon termination of this Agreement for any reason and prior to expiration as set forth in Section 10.a. hereof, all rights in and to the Research Technology previously held by HJD shall revert to HJD.

e.                                       Termination of this Agreement shall not relieve either party of any obligation to the other party incurred prior to such termination.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

f.                                         Sections 9, 10, 11 and 15 hereof shall survive and remain in full force and effect after any termination, cancellation or expiration of this Agreement.

12.           Representations and Warranties by Orthogen.

Orthogen hereby represents and warrants to HJD as follow:

a.                                       Orthogen is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.  Orthogen has been granted all requisite power and authority to carry on its business and to own and operate its properties and assets.  The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of Orthogen.

b.                                      There is no pending or, to Orthogen’s knowledge, threatened litigation involving Orthogen which would have any effect on this Agreement or on Orthogen’s ability to perform its obligations hereunder; and

c.                                       There is no indenture, contract, or agreement to which Orthogen is a party or by which Orthogen is bound which prohibits or would prohibit the execution and delivery by Orthogen of this Agreement or the performance or observance by Orthogen of any term or condition of this Agreement.

13.           Representations and Warranties by HJD.

HJD hereby represents and warrants to Orthogen as follows:

a.                                       HJD is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.  HJD has been granted all requisite power and authority to carry on its business and to own and operate its properties and assets. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Trustees of HJD.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

b.                                      There is no pending or, to HJD’s knowledge, threatened litigation involving HJD which would have any effect on this Agreement or on HJD’s ability to perform its obligations hereunder; and

c.                                       There is no indenture, contract, or agreement to which HJD is a party or by which HJD is bound which prohibits or would prohibit the execution and delivery by HJD of this Agreement or the performance or observance by HJD of any term or condition of this Agreement.

14.                                 No Assignment.

Neither Orthogen nor HJD shall have the right to assign, delegate or transfer at any time to any party, in whole or in part, any or all of the rights, duties and interest herein granted without first obtaining the written consent of the other to such assignment.

15.                                 Use of Name.

Without the prior written consent of the other party, neither Orthogen nor HJD shall use the name of the other party or any adaptation thereof or of any staff member, employee or student of the other party:

a.                                       in any product labeling, advertising, promotional or sales literature;

b.                                      in connection with any public or private offering or in conjunction with any application for regulatory approval, unless disclosure is otherwise required by law, in which case either party may make factual statements concerning the Agreement or file copies of the Agreement after providing the other party with an opportunity to comment and reasonable time within which to do so on such statement in draft.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Except as provided herein, neither HJD nor Orthogen will issue public announcements about this Agreement without prior written approval of the other party.

16.                                 Miscellaneous.

a.                                       In carrying out this Agreement the parties shall comply with all local, state and federal laws and regulations including but not limited to, the provisions of Title 35 United States Code §200 et seq. and 15 CFR §368 et seq.

b.                                      If any provision of this Agreement is determined to be invalid or void, the remaining provisions shall remain in effect.

c.                                       This Agreement shall be deemed to have been made in the State of New York and shall be governed and interpreted in all respects under the laws of the State of New York.

d.                                      Any dispute arising under this Agreement shall be resolved in an action in the courts of New York State or the federal courts located in New York State, and the parties hereby consent to personal jurisdiction of such courts in any action.

e.                                       All payments or notices required or permitted to be given under this Agreement shall be given in writing and shall be effective when either personally delivered or deposited, postage prepaid, in the United States registered or certified mail, addressed as follows:

To HJD:                                                                                                                                                    John N. Kastanis

President and CEO

Hospital for Joint Diseases

301 East 17th Street

New York, NY 10003

and to:                                                                                                                                                           Isaac T. Kohlberg

Vice Provost, New York University

c/o NYU School of Medicine

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

550 First Avenue

New York, NY 10016

To Orthogen:                                                                                                                        Orthogen Corporation

530 Morris Avenue

Suite 204

Springfield, NJ 07081

Attention:                                         Harold Alexander

President

or such other address or addresses as either party may hereafter specify by written notice to the other.  Such notices and communications shall be deemed effective on the date of delivery or fourteen (14) days after having been sent by registered or certified mail, whichever is earlier.

f.                                         This Agreement (and the annexed Appendices) constitute the entire Agreement between the parties and no variation, modification or waiver of any of the terms or conditions hereof shall be deemed valid unless made in writing and signed by both parties hereto.  This Agreement supersedes any and all prior agreements or understandings, whether oral or written, between Orthogen and HJD.

g.                                      No waiver by either party of any non-performance or violation by the other party of any of the covenants, obligations or agreements of such other party hereunder shall be deemed to be a waiver of any subsequent violation or non-performance of the same or any other covenant, agreement or obligation, nor shall forbearance by any party be deemed to be a waiver by such party of its rights or remedies with respect to such violation or non-performance.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

h.                                      The descriptive headings contained in this Agreement are included for convenience and reference only and shall not be held to expand, modify or aid in the interpretation, construction or meaning of this Agreement.

i.                                          It is not the intent of the parties to create a partnership or joint venture or to assume partnership responsibility or liability.  The obligations of the parties shall be limited to those set out herein and such obligations shall be several and not joint.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

HOSPITAL FOR JOINT DISEASES

By:	/S/ John N. Kastanis
John N. Kastanis

Title:	President and CEO

Date:	8/12/99

ORTHOGEN CORPORATION

By:	/S/ Harold Alexander
Harold Alexander, Ph.D.

Title:	President

Date:	August 4, 1999

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

APPENDIX I

HJD/Orthogen Joint Patents

United States

Serial No.	Filed	Title	Status
09/187,584	11/06/98	Implantation of Surgical Implants with Calcium Sulfate	Pending

08/996,244	12/22/97	Control of Cell Growth and Textured Substrates	Pending

cip of 08/639,712 (now abandoned)
con of 08/390,805 (now abandoned)
con of 08/146,790 (now abandoned)

Foreign

Country	App. No.	Title	Status

Canada	2,175,660	Control of Cell Growth	Request examination before 11/02/01

Europe	95 90 17 92.2	Control of Cell Growth	Pending

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.